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                             THE RAYMOND CORPORATION
                                   EXHIBIT 11
                         Earnings Per Share Computation
                      (In thousands except per share data)

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

                                                                                         3 Month period ended
                                                                                                March 31,
                                                                                              1997                1996
                                                                              -----------------------------------------
PRIMARY

        Average shares outstanding                                                          10,068               7,436

        Net effect of dilutive stock options
          based on the treasury stock method
          using average market price                                                            24                  58
                                                                              -----------------------------------------

                    Total                                                                   10,092               7,494
                                                                              =========================================

        Net income                                                                          $4,092              $3,382
                                                                              =========================================


        Per share amount                                                                     $0.41               $0.45
                                                                              =========================================


FULLY DILUTED

        Average shares outstanding                                                          10,068               7,436

        Net effect of dilutive stock options based on the treasury stock method using the period end market price, if higher
          than average market price                                                             33                  58

        Assumed conversion of 6.50% convertible
          subordinated debentures                                                              463               3,190
                                                                              -----------------------------------------

                    Total                                                                   10,564              10,684
                                                                              =========================================


        Net income                                                                          $4,092              $3,382

        Add 6.50% convertible subordinated
          debentures interest, net of federal
          income tax effect                                                                     81                 549
                                                                              -----------------------------------------

                    Total                                                                   $4,173              $3,931
                                                                              =========================================


        Per share amount                                                                     $0.40(1)            $0.37
                                                                              =========================================

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(1)     Fully diluted per share amount reported in the year to date consolidated financial statements of $0.41 in 1997 excludes the net effect of dilutive stock options and convertible subordinated debentures as the aggregate dilution from these common stock equivalents and dilutive securities was immaterial (less than three percent of earnings per share).


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